QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2002

Synaptic Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27324 (Commission File Number)	22-285-9704 (I.R.S. Employer Identification Number)
215 College Road, Paramus, New Jersey (Address of principal executive offices)	07652-1431 (Zip Code)
Registrant's telephone number, including area code:	(201) 261-1331

(NOT APPLICABLE)
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On November 21, 2002, Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Company"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with H. Lundbeck A/S ("Lundbeck") and Viking Sub Corporation, a wholly-owned subsidiary of Lundbeck ("Merger Sub"), pursuant to which Lundbeck will acquire 100% of the capital stock of the Company for $6.50 per common share in cash or approximately $121 million. The per share merger consideration represents an 8% premium over yesterday's closing price and a 62.5% premium over the price one week ago.

        Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company (the "Merger") and the Company will survive the Merger as a wholly-owned subsidiary of Lundbeck. Consummation of the transaction is subject to a number of conditions, including the approval of the Company's stockholders, regulatory approvals and other customary closing conditions. The Company intends to hold a special meeting of its stockholders to approve the Merger in the first quarter of 2003 and to close the transaction shortly thereafter.

        In connection with the Merger, Warburg Pincus Private Equity VIII, L.P. ("Warburg Pincus") signed a voting agreement with Lundbeck to vote its shares in favor of the transaction. Warburg Pincus beneficially owns approximately 35% of the Company's common stock.

        The foregoing description of the Merger is qualified in its entirety by reference to the terms of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

        On November 21, 2002, the Company issued a press release with respect to the transaction described herein, which was included in a filing made by the Company pursuant to Rule 14a-12 promulgated under the Securities Exchange Act of 1934.

        Each of this Report on Form 8-K and the press release contain forward-looking statements about the proposed Merger within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which the Company, as of the date of this release, believes to reasonable and appropriate. The Company cautions, however, that actual facts and conditions may exist in the future that could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. These facts and conditions include, without limitation, that the transaction will not close on the anticipated closing date or will not close at all, if the Company's stockholders do not approve the Merger or if the Company does not receive the requisite regulatory approvals.

        The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements.

        None.

  (b)
  Pro Forma Financial Information.

        None.

  (c)
  Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 21, 2002, by and among H. Lundbeck A/S, Viking Sub Corporation, and Synaptic Pharmaceutical Corporation.
4.1
Amendment No. 2, dated as of November 21, 2002, to the Rights Agreement, dated December 11, 1995, as amended, between Synaptic Pharmaceutical Corporation and Mellon Investor Services LLC (formerly known as Chemical Mellon Shareholder Services), as Rights Agent.
99.1	Press release dated as of November 21, 2002 issued by Synaptic Pharmaceutical Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SYNAPTIC PHARMACEUTICAL CORPORATION

DATE: NOVEMBER 21, 2002	By:	/s/ ERROL B. DE SOUZA Name: Errol B. De Souza Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number
2.1	Agreement and Plan of Merger, dated as of November 21, 2002, by and among H. Lundbeck A/S, Viking Sub Corporation and Synaptic Pharmaceutical Corporation.
4.1
Amendment No. 2, dated as of November 21, 2002, to the Rights Agreement, dated December 11, 1995, as amended, between Synaptic Pharmaceutical Corporation and Mellon Investor Services LLC (formerly known as Chemical Mellon Shareholder Services), as Rights Agent.
99.1	Press release dated as of November 21, 2002 issued by Synaptic Pharmaceutical Corporation.

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits .
SIGNATURES
INDEX TO EXHIBITS